Informa TechTarget

June 3, 2025

Informa TechTarget Reports 2024 Full Year Financial Results

NEWTON, Mass: TechTarget, Inc. (Nasdaq: TTGT), (“Informa TechTarget” or the “Company”), a leading growth accelerator for the B2B Technology sector, published full year results for 2024, delivering reported Revenue of $285m and Combined Company Revenue of $490m(1).

Gary Nugent, Chief Executive, Informa TechTarget, said:

”Informa TechTarget delivered a robust performance in 2024. In 2025, the focus is on laying the foundations in Brands, Products, Go-To-Market and Talent, while over-delivering on cost synergies.”

He added: ”Our business sits at the intersection of Technology and B2B Marketing, a $20bn addressable market. Through combination, we are creating the scale, talent and operating platform to further nurture and build specialist audiences and deliver increasing value for customers.”

2024 Full Year Results

Reported results for 2024 reflect the structure of the combination, comprising 12 months contribution from the Informa Tech digital businesses and around one month’s contribution from the legacy TechTarget business, being the period from completion of the transaction (December 2, 2024) through to year-end.

On this basis, reported revenues were $285m, with a GAAP net loss of $117m, the latter reflecting the small contribution period of TechTarget, acquisition and integration costs, and non-cash impairments at the point of combination. Adjusted EBITDA was $31m.

On a Combined Company basis, assuming the combination was in effect from January 1, 2024, Informa TechTarget delivered full year revenues of $490m(1), in line with previous guidance. This equates to broadly flat underlying performance for the year, reflecting the subdued market backdrop, with activity levels impacted by geo-political tensions and macro-economic uncertainty.

The Combined Company net loss was $166m(1) and Combined Company Adjusted EBITDA was $82m. The latter included certain non-recurring operating costs relating to the combination, including an allocation of the Informa Group’s central costs to the Informa Tech digital businesses in 2024, a portion of which are included in transitional services agreements entered into on the Closing Date.

Financial Summary

	2024	2023	YoY Growth
Year Ended December 31	$m	$m	%
Revenue	284.9	252.1	13
Net income/(loss)	(116.9)	(57.8)	n/a
Net income/(loss) margin	(41.0)	(22.9)	-18.1pts
Adjusted EBITDA(2)	30.9	23.4	32
Adjusted EBITDA margin (%)(2)	10.8	9.3	+1.5pts

Combined Company revenue	490.4
Combined Company net income/(loss)	(166.0)
Combined Company net income/(loss) margin (%)	(33.8)
Combined Company Adjusted EBITDA(2)	81.6
Combined Company Adjusted EBITDA margin (%)(2)	16.6

(1)
Combined Company measure which represents Informa TechTarget’s performance for the year ended December 31, 2024 as if the acquisition of Former TechTarget had occurred on January 1, 2023 and is not necessarily indicative of Informa TechTarget’s performance that may have actually occurred had the acquisition of Former TechTarget been completed on January 1, 2023.
(2)
Denotes a non-GAAP financial measure. See Non-GAAP Financial Measures below for explanations of these measures and reconciliations to a comparable GAAP measure.

The Company has also filed the full set of 2024 financial statements and the Annual Report on Form 10-K on May 28, 2025 which is available at www.informatechtarget.com.

Balance Sheet and Liquidity

The Company has a strong balance sheet and liquidity position. As previously disclosed, at December 31, 2024, the Company held approximately $354m in cash, cash equivalents, and short-term investments. The Company also had approximately $416m of outstanding Convertible Senior Notes. In line with the terms of the notes, an offer was made to repurchase all of the 2025 and 2026 Convertible Senior Notes for cash, with all but $7,000 aggregate principal amount of the 2026 notes tendered for repurchase by note holders during the first quarter of 2025.

The repurchase did not have a material impact on net debt after completion of the repurchase in 2025 but removes convertible debt from the balance sheet, reducing potential dilution and simplifying capital structure. The Company utilized $135m of its $250m revolving credit facility with Informa Group Holdings Limited.

Outlook

In 2025, which we consider to be The Foundation Year for Informa TechTarget, the focus is on combining our strengths across Brands, Product, Go-To-Market and Talent to position the business for long-term growth. We are operating the business in a subdued environment, which has not been helped by recent financial market volatility. Our guidance remains in line with previous commentary, with a target for broadly flat like-for-like revenue growth in 2025. We are targeting an increase in Adjusted EBITDA in the year, supported by the over-delivery of combination synergies and non-recurrence of one-off combination costs that were included within the 2024 results.

The market backdrop has remained uncertain in the first half of the year, and we anticipate a low to mid-single digit year-on-year decline in revenues across the first half period, with sequential improvement from Q1 to Q2. The Company moved quickly in January and February to accelerate combination activity, which caused some short-term disruption but has ensured we entered Q2 with clarity on reporting lines and leadership, product strategy and road map focused on delivering for customers.

We are targeting the growth trajectory to further improve through the second half of the year, as our expanded customer and go-to-market strategy gains momentum, delivering broadly consistent year-on-year revenue performance.

Following the filing of our Annual Report on Form 10-K for fiscal 2024, we will report Q1 2025 results on or before June 30, 2025. Based on the work performed to date, we anticipate a non-cash impairment of goodwill in the first quarter of 2025 as a result of the decline in the Company’s stock price and the reduction in its market capitalization relative to current book values.

Beyond near-term market dynamics and The Foundation Year, we remain confident in the medium-term growth opportunities for Informa TechTarget, underpinned by innovation and growth in enterprise technology and the increasing demand for more efficient, data-driven B2B digital services.

Combination Program: 2025 - The Foundation Year

The Combination Program to successfully integrate the legacy companies is well underway, with all Executive and Senior Leadership appointments completed, and reporting lines and responsibilities confirmed. The restructuring of our sales organization has been accelerated, including a unified go-to-market strategy that prioritizes large customer accounts through dedicated service teams.

Product strategy work is advancing well, including a repositioning of NetLine to the volume end of the market and re-shaping the Intelligence & Advisory portfolio to better meet evolving customer demand.

In 2025, we are tracking well ahead of the Year 1 operating cost synergy target of $5m, with a high degree of confidence in our expectation to meet or beat the $45m overall run rate synergies targeted by Year 3 ($25m cost synergies and $20m profit benefit from revenue synergies).

Our focus on combination and over-delivering on operating synergies gives us confidence in growing adjusted EBITDA in 2025, even with the relatively flat backdrop for revenues.

Conference Call and Webcast

The Company will discuss these financial results in a conference call on Wednesday June 4, 2025 at 8:30 a.m. (Eastern Time) which will include brief remarks by management followed by questions and answers.

Conference Call Dial-In Information:

•
United States (Toll Free): 1-833-470-1428
•
United States: 1-404-975-4839
•
United Kingdom (Toll Free): +44 808 189 6484
•
United Kingdom: +44 20 8068 2558
•
Global Dial-in Numbers
•
Access code: 566058
•
Please access the call at least 10 minutes prior to the time the conference is set to begin.
•
Please ask to be joined into the Informa TechTarget call.

Conference Call Webcast Information:

This webcast can be accessed via Informa TechTarget’s website at: https://investor.informatechtarget.com/

Conference Call Replay Information:

A replay of the conference call will be available via telephone beginning one (1) hour after the conference call through July 4, 2025 at 11:59 p.m. EDT. To hear the replay:

•
United States (Toll Free): 1-866-813-9403
•
United States: 1-929-458-6194
•
Access Code: 693898

Contacts
Mitesh Kotecha, Investor Relations	+1 754 283 3674
Garrett Mann, Corporate Communications	+1 617 431 9371

About Informa TechTarget

TechTarget, Inc. (Nasdaq: TTGT), which also refers to itself as Informa TechTarget, informs, influences and connects the world’s technology buyers and sellers, helping accelerate growth from R&D to ROI.

With a vast reach of over 220 highly targeted technology-specific websites and over 50 million permissioned first-party audience members, Informa TechTarget has a unique understanding of and insight into the technology market.

Underpinned by those audiences and their data, we offer expert-led, data-driven, and digitally enabled services that have the potential to deliver significant impact and measurable outcomes to our clients:

• Trusted information that shapes the industry and informs investment

• Intelligence and advice that guides and influences strategy

• Advertising that grows reputation and establishes thought leadership

• Custom content that engages and prompts action

• Intent and demand generation that more precisely targets and converts

Informa TechTarget is headquartered in Boston, MA and has offices in 19 global locations. For more information, visit informatechtarget.com and follow us on LinkedIn.

© 2025 TechTarget, Inc. All rights reserved. All trademarks are the property of their respective owners.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of Adjusted EBITDA, Adjusted EBITDA Margin, Combined Company Adjusted EBITDA and Combined Company Adjusted EBITDA Margin, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with GAAP.

“Adjusted EBITDA” means earnings before net interest, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation, other income and expenses such as asset impairment and impairment related to goodwill, and costs related to mergers, acquisitions or reduction in forces expenses, if any.

“Adjusted EBITDA Margin” means Adjusted EBITDA divided by Revenue.

“Combined Company Adjusted EBITDA” means earnings before net interest, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation, other income and expenses such as asset impairment and impairment related to goodwill, and costs related to mergers, acquisitions or reduction in forces expenses, if any. See Footnote 5 of the Company’s Form 10-K for December 31, 2024 for the unaudited pro forma revenue and net loss. The items included in the calculation assume the acquisition of Former TechTarget had occurred on January 1, 2023.

“Combined Company Adjusted EBITDA Margin” means Combined Company Adjusted EBITDA divided by Combined Company Revenue.

“Combined Company Revenue” means revenue calculated as if the acquisition of Former TechTarget occurred on January 1, 2023. See Footnote of the Company’s Form 10-K for December 31, 2024.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definitions of Adjusted EBITDA, Adjusted EBITDA margin, Combined Company Adjusted EBITDA and Combined Company Adjusted EBITDA Margin, may not be comparable to the definitions as reported by other companies. We believe that these measures provide relevant and useful information to enable us and investors to compare our operating performance using an additional measurement. We use these measures in our internal management reporting and planning process as primary measures to evaluate the operating performance of our business, as well as potential acquisitions.

The components of Adjusted EBITDA and Combined Company Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. Adjusted EBITDA is also used in presentations to our Board of Directors. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables, except that full reconciliations of certain forward-looking non-GAAP measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain significant items. Thes items include, but not limited to, acquisition and integration costs, amortization of intangible assets, restructuring and other expenses, asset impairment, and the income tax effect of these items. These items are uncertain, depend on various factors, including, but not limited to, our recent acquisition of Former TechTarget and could have a material impact on GAAP reported results for the relevant period.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements”. All statements, other than historical facts, are forward-looking statements, including: statements regarding the expected benefits of the transactions consummated on December 2, 2024 (the “Closing Date”) pursuant to the Agreement and Plan of Merger, dated as of January 10, 2024, among TechTarget Holdings Inc. (formerly known as TechTarget, Inc. (“Former TechTarget”)), Informa TechTarget, Toro Acquisition Sub, LLC, Informa PLC, Informa US Holdings Limited, and Informa Intrepid Holdings Inc. (the “Transactions”), such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; the competitive ability and position of Informa TechTarget; legal, economic, and regulatory conditions; and any assumptions underlying any of the foregoing. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “plan,” “could,” “would,” “project,” “predict,” “continue,” “target,” or the negatives of these words or other similar terms or expressions that concern Informa TechTarget’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements are based upon current plans, estimates, and expectations that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates, or expectations will be achieved, and therefore, actual results may differ materially from any plans, estimates, or expectations in such forward-looking statements.

Important factors that could cause actual results to differ materially from such plans, estimates, or expectations include, among others: unexpected costs, charges, or expenses resulting from the Transactions; uncertainty regarding the expected financial performance of Informa TechTarget; failure to realize the anticipated benefits of the Transactions, including as a result of integrating the Informa Tech Digital Businesses with the business of Former TechTarget; the ability of Informa TechTarget to implement its business strategy; difficulties and delays in Informa TechTarget achieving revenue and cost synergies; evolving legal, regulatory, and tax regimes; changes in economic, financial, political, and regulatory conditions, in the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics, geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade, and policy changes associated with the current or subsequent U.S. administrations; Informa TechTarget’s ability to meet expectations regarding the accounting and tax treatments of the Transactions; market acceptance of Informa TechTarget’s products and services; the impact of pandemics and future health epidemics and any related economic downturns on Informa TechTarget and the markets in which it and its customers operate; changes in economic or regulatory conditions or other trends affecting the internet, internet advertising and IT industries; data privacy and artificial intelligence laws, rules, and regulations; the impact of foreign currency exchange rates; certain macroeconomic factors facing the global economy, including instability in the regional banking sector, disruptions in the capital markets, economic sanctions and economic slowdowns or recessions, rising inflation and interest rate fluctuations on the operating results of Informa TechTarget; and other matters included in Risk Factors of Informa TechTarget’s Form 10-K for fiscal year 2024 (filed with the United States Securities and Exchange Commission (the “SEC”) on May 28, 2025) and other documents filed by Informa TechTarget from time to time with the SEC. This summary of risks and uncertainties should not be considered to be a complete statement of all potential risks and uncertainties that may affect Informa TechTarget. Other factors may affect the accuracy and reliability of forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes. Actual performance and outcomes, including, without limitation, Informa TechTarget’s actual results of operations, financial condition and liquidity, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Any forward-looking statements speak only as of the date of this press release. None of Informa TechTarget, its affiliates, advisors or representatives, undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

TechTarget, Inc. d/b/a Informa TechTarget

Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of December 31,
	2024	2023
		As Restated
Assets
Current assets:
Cash and cash equivalents	$275,983	$10,789
Short-term investments	77,705	—
Accounts receivable, net of allowance for credit losses of $907 and $1,540 respectively	79,039	39,836
Related party receivables	2,900	3,236
Related party loans receivable	—	105,334
Prepaid taxes	6,443	—
Prepaid expenses and other current assets	13,547	7,224
Total current assets	455,617	166,419
Non-current assets:
Property and equipment, net	4,621	3,229
Goodwill	973,398	475,814
Intangible assets, net	808,732	276,544
Operating lease right-of-use assets	15,907	5,173
Deferred tax assets	5,097	337
Other non-current assets	3,115	—
Total non-current assets	1,810,870	761,097
Total assets	$2,266,487	$927,516
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,639	$5,050
Related party payables	4,795	32,493
Contract liabilities	44,825	27,153
Operating lease liabilities	5,186	2,664
Accrued expenses and other current liabilities	29,328	6,013
Accrued compensation expenses	18,093	12,759
Income taxes payable	6,701	243
Related party short-term debt	—	503,262
Convertible debt	415,690	—
Contingent consideration	—	4,937
Total current liabilities	535,257	594,574
Non-current liabilities:
Operating lease liabilities	15,107	3,010
Other liabilities	4,913	5,736
Deferred tax liabilities	139,356	23,095
Related party long-term debt	—	309,237
Contingent consideration	—	46,199
Total non-current liabilities	159,376	387,277
Total liabilities	$694,633	$981,851

Stockholders’ equity:
Net Parent investment (deficit)	—	(76,580)
Common stock, $0.001 par value; 250,000,000 shares authorized; 71,460,169 shares issued and outstanding at December 31, 2024	71	—
Additional paid-in capital	1,626,786	—
Retained earnings (accumulated deficit)	(75,937)	—
Accumulated other comprehensive income	20,935	22,245
Total stockholders’ equity (deficit)	1,571,854	(54,335)
Total liabilities and stockholders’ equity (deficit)	$2,266,487	$927,516

TechTarget, Inc. d/b/a Informa TechTarget

Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)

(in thousands, except share data)

	For the Years Ended December 31,
	2024	2023	2022
		As Restated	As Restated
Revenues[1]	$284,897	$252,101	$197,094
Cost of revenues[1,2]	(107,256)	(98,826)	(72,308)
Gross profit	177,641	153,275	124,786
Operating expenses:
Selling and marketing[2]	62,593	55,300	38,828
General and administrative[1,2]	79,029	66,888	48,982
Product development[2]	11,420	11,060	7,944
Depreciation	1,614	895	620
Amortization, excluding amortization of $592, $51, $0 included in cost of revenues	48,018	42,152	21,545
Impairment of goodwill	66,235	139,645	—
Impairment of long-lived assets	2,019	577	178
Acquisition and integration costs[1]	48,258	6,069	9,789
Remeasurement of contingent consideration	(22,436)	(123,944)	8,000
Total operating expenses	296,750	198,642	135,886
Operating loss	(119,109)	(45,367)	(11,100)
Related party interest expense	(17,740)	(24,649)	(10,760)
Interest income[1]	4,138	3,487	521
Other income (expense), net	3,313	(875)	197
Loss before income tax benefit	(129,398)	(67,404)	(21,142)
Income tax benefit	12,535	9,627	16,857
Net loss	$(116,863)	$(57,777)	$(4,285)
Other comprehensive income (loss), net of tax:
Foreign currency translation gain (loss)	(1,192)	(20,497)	42,775
Unrealized loss on short-term investments	(118)	—	—
Total comprehensive income (loss)	$(118,173)	$(78,274)	$38,490
Net loss per common share:
Basic	$(2.65)	$(1.39)	$(0.10)
Diluted	$(2.65)	$(1.39)	$(0.10)
Weighted average common shares outstanding:
Basic	44,054,830	41,651,366	41,651,366
Diluted	44,054,830	41,651,366	41,651,366

(1) Amounts include related party transactions as follows:
Revenues	413	154	112
Cost of revenues	269	—	—
General and administrative	31,833	31,272	31,605
Interest income	3,999	3,487	493
Acquisition and integration costs	39,735	—	—

(2) Amounts include stock-based compensation expense as follows:
Cost of revenues	92	—	—
Selling and marketing	833	—	—
General and administrative	1,416	1,198	914
Product development	54	—	—

TechTarget, Inc. d/b/a Informa TechTarget

Consolidated Statements of Cash Flows

(in thousands)

	For the Years Ended December 31,
	2024	2023	2022
		As Restated	As Restated
Operating activities:
Net loss	$(116,863)	$(57,777)	$(4,285)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,614	895	620
Amortization	48,610	42,203	21,545
Provision for bad debt	996	(893)	(656)
Operating lease expense	2,165	2,732	1,567
Stock-based compensation	2,395	1,198	914
Fair value adjustment to debt	2,120	—	—
Other	(90)	—	—
Deferred tax provision	(16,306)	(13,500)	(21,115)
Impairment of long-lived assets	2,019	577	178
Impairment of goodwill	66,235	139,645	—
Gain (loss) on disposal of long-lived assets	—	2	(51)
Gain (loss) on disposal of intangibles	(135)	—	—
Gain (loss) on disposal of property, plant and equipment	28	—	40
Contingent consideration settlement	(1,020)	—	—
Remeasurement of contingent consideration	(22,436)	(123,944)	8,000
Net foreign exchange (gain)/loss	(5,235)	1,059	28
Changes in operating assets and liabilities (net of the impact of acquisitions):
Accounts receivable	(2,817)	7,533	209
Prepaid expenses and other current and non-current assets	(6,576)	2,296	(3,560)
Related party receivables	336	(2,248)	(148)
Accounts payable	(2,648)	(3,334)	2,652
Income taxes payable	7,949	3,122	1,767
Accrued expenses and other current liabilities	4,760	(1,215)	(6,728)
Accrued compensation expenses	2,100	—	—
Operating lease liabilities with right of use	(3,183)	(2,709)	(1,699)
Contract liabilities	1,529	(8,366)	(3,464)
Other liabilities	(1,400)	219	2,671
Related party payables	(29,001)	—	29,575
Net cash provided by (used in) operating activities	(64,854)	(12,505)	28,060
Investing activities:
Purchases of property and equipment, and other capitalized assets	(420)	(2,589)	(413)
Purchases of intangible assets	(6,339)	(6,771)	(2,951)
Purchase of investments	(289)	—	—
Acquisitions of business, net of acquired cash	(72,315)	(47,830)	(351,333)
Net cash used in investing activities	(79,363)	(57,190)	(354,697)
Financing activities:
Cash pool arrangements with Parent	23,950	43,749	(9,949)
Contingent consideration settlement	(3,980)	—	(2,760)
Repayment of debt	—	—	(42,590)
Repayment of loans	(213)	—	—
Capital contribution from Parent	351,574	—	—
Net transfers from Parent	38,302	29,679	136,114
Proceeds from loans issued by Parent	—	—	250,213
Repayment of loans issued by Parent	—	—	(713)
Net cash provided by financing activities	409,633	73,428	330,315
Effect of exchange rate changes on cash and cash equivalents	(222)	(86)	(202)
Net increase in cash and cash equivalents	265,194	3,647	3,476
Cash and cash equivalents at beginning of year	10,789	7,142	3,666
Cash and cash equivalents at end of year	$275,983	$10,789	$7,142
Supplemental disclosure of cash flow information:
Cash paid for taxes by Parent	$1,633	$3,039	$4,293
Cash paid for interest on related party loans	$19,008	$25,194	$80
Schedule of non-cash investing and financing activities:
Operating right-of-use assets obtained in exchange for new operating lease liabilities	$226	$1,295	$423
Intangible asset purchases included in accrued expenses and other current liabilities	$191	$78	$267
Debt capitalization through net parent investment	$250,000	$—	$—
Loans capitalized through net parent investment	$59,689	$—	$—
Capitalization of short-term debt	$474,943	$—	$—
Common stock issued in connection with the acquisitions of business	$592,707	$—	$—
Replacement awards issued in connection with acquisitions of business	$9,772	$—	$—

TechTarget, Inc. d/b/a Informa TechTarget

Reconciliation of Net Income/(Loss) to Adjusted EBITDA and Net Income/(Loss) Margin to Adjusted EBITDA Margin (in thousands)

Year Ended December 31, 2024
(Unaudited)
Net income/(loss)	$(116,863)

Interest expense, net	13,602
Provision for income taxes	(12,535)
Depreciation and amortization	50,224
EBITDA	(65,572)
Stock-based compensation expense	2,395
Impairment of goodwill	66,235
Impairment of long-lived assets	2,019
Remeasurement of contingent consideration	(22,436)
Acquisition and integration costs	48,258
Adjusted EBITDA	30,899
Net income/(loss) margin	(41)%
Adjusted EBITDA margin	11%

TechTarget, Inc. d/b/a Informa TechTarget

Combined Company Consolidated Statements of Operations

(in thousands)

Year Ended December 31 2024 (Unaudited)
Revenues	$490,391
Cost of revenues	(201,236)
Gross profit	289,155
Operating expenses:
Selling and marketing	155,018
General and administrative	111,981
Product development	22,253
Depreciation	2,661
Amortization, excluding amortization of $19,867 included in Cost of revenues	82,811
Impairment of goodwill	66,235
Impairment of long-lived assets	2,019
Acquisition and integration costs	42,187
Remeasurement of contingent consideration	(22,436)
Total operating expenses	462,769
Operating loss	(173,573)
Interest expense	(2,299)
Interest income	18,027
Interest on related party loans	(17,740)
Other income (expense), net	3,390
Loss before income tax benefit	(172,194)
Income tax benefit	6,199
Net loss	$(165,996)

Note: The Combined Company Consolidated Statement of Operations presents Informa TechTarget’s results of operations for the year ended December 31, 2024 as if the acquisition of Former TechTarget had occurred on January 1, 2023 and is not necessarily indicative of Informa TechTarget’s operating results that may have actually occurred had the acquisition of Former TechTarget been completed on January 1, 2023.

TechTarget, Inc. d/b/a Informa TechTarget

Reconciliation of Combined Company Net Income/(Loss) to Combined Company Adjusted EBITDA and Combined Company Net Income/ (Loss) Margin to Combined Company Adjusted EBITDA Margin (in thousands)

Year Ended December 31, 2024
(Unaudited)
Combined Company Net income/(loss)	$(165,996)

Interest expense, net	2,011
Provision for income taxes	(6,199)
Depreciation and amortization	105,339
Combined Company EBITDA	(64,845)
Stock-based compensation expense	58,472
Impairment of goodwill	66,235
Impairment of long-lived assets	2,019
Remeasurement of contingent consideration	(22,436)
Acquisition and integration costs	42,187
Combined Company Adjusted EBITDA	81,632
Net income/(loss) margin	(34)%
Combined Company Adjusted EBITDA margin	17%